Exhibit 15.1

260 Madison Ave., Suite 204

New York, NY 10016

P: (212) 302-7900

F: (212) 202-6203

www.aecpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-146265) and Forms F-3 (File Nos. 333-114504 and 333-130632) of ViryaNet Ltd. of our report dated May 14th, 2012, relating to the financial statements of the Company included in this Annual Report on Form 20-F for the year ended December 31, 2011.

/s/ Arik Eshel, CPA & Assoc., PC
New York, NY, USA
May 14th, 2012